Exhibit 99.1

RESIGNATION LETTER

July 19, 2025

Via email and regular mail to pknapp@vivakor.com

Mr. Patrick Knapp

Corporate Secretary

Vivakor, Inc.

5220 Spring Valley Rd 500

Dallas, TX 75242

Via email and regular mail to jballengee@vivakor.com, mthompson@vivakor.com, johnrharris1977@gmail.com, albert.johnson8@gmail.com

Mr. James Ballengee

Mr. Mike Thompson

Mr. John Harris

Mr. Albert Johnson

Board of Directors

Vivakor, Inc.

5220 Spring Valley Rd 500

Dallas, TX 75242

RE:	Resignation from the Board of Directors

To the Secretary and Board of Directors of Vivakor, Inc.:

Please accept this letter as formal notification that I am resigning from my position as a Director of Vivakor, Inc. and any other Vivakor-related entities, effective immediately.

My decision to resign is due, in part, to ongoing disagreements with the Company regarding its financial review, authorization and reporting processes and policies and certain of its strategic decisions, as well as its failure to timely implement appropriate measures to address the material weaknesses in the Company’s internal controls discussed in its public filings.

Sincerely,

Tyler Nelson